Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Bed Bath & Beyond Inc:

We consent to the incorporation by reference in the registration statement (Nos. 33-63902, 33-87602, 333-18011, 333-75883, 333-64494, 333-126169, 333-182528, and 333-227939) on Form S-8 and in the registration statement (No. 333-197267) on Form S-3 of Bed Bath & Beyond Inc. and subsidiaries of our reports dated April 30, 2019, with respect to the consolidated balance sheets of Bed Bath & Beyond Inc. and subsidiaries as of March 2, 2019 and March 3, 2018, the related consolidated statements of operations, comprehensive (loss) income, shareholders’ equity, and cash flows for each of the years in the three-year period ended March 2, 2019, and the related notes and the consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of March 2, 2019, which reports appear in the March 2, 2019 annual report on Form 10‑K of Bed Bath & Beyond Inc. and subsidiaries.

/s/ KPMG LLP
Short Hills, New Jersey
April 30, 2019